                                                                 EXHIBIT 10.6

===============================================================================






                        FORM OF STOCK PURCHASE AGREEMENT

                         DATED AS OF __________________


                                     AMONG


                             CHIEF AUTO PARTS INC.


                TCW SPECIAL CREDITS FUND V -- THE PRINCIPAL FUND


                                      AND


                              CERTAIN STOCKHOLDERS






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





                               TABLE OF CONTENTS

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RECITALS..................................................................     1


                                   ARTICLE I

                                  DEFINITIONS


1.1  Definitions...........................................................    2


                                   ARTICLE II

                             ACQUISITION OF SHARES

2.1  Issuance and Acquisition of Common Stock..............................    8
2.2  Closings..............................................................    8
2.3  Conditions to the Stockholders' Obligations...........................    9
2.4  Conditions to the Company's Obligations...............................   10


                                  ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY,
                      THE PARENT AND OF EACH STOCKHOLDER

3.1  Representations, Warranties and Covenants of the Company..............   11
3.2  Representations, Warranties and Covenants of the Parent...............   12
3.3  Representations, Warranties and Covenants of the Stockholders.........   14


                                   ARTICLE IV

                          CERTAIN TRANSFER AGREEMENTS

4.1  General Restriction on Transfers of the Common Stock..................   17
4.2  Call Rights of the Company............................................   18
4.3  Put Rights of the Stockholders........................................   19
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4.4  Drag-Along/Tag-Along Rights.........................................   19
4.5  Delivery and Payment Procedures for Shares Subject to the
     Call Right, Put Right or the Drag-Along/Tag-Along Rights............   21
4.6  Registration Rights.................................................   22


                                   ARTICLE V

          ADDITIONAL AGREEMENTS AMONG THE STOCKHOLDERS AND THE COMPANY

5.1  Confidentiality.....................................................   29
5.2  No Right to Continued Employment....................................   30
5.3  Reorganization, etc.................................................   30
5.4  Disclosure..........................................................   30


                                   ARTICLE VI

                                 MISCELLANEOUS

6.1  Amendment and Modification..........................................   30
6.2  Survival of Representations and Warranties..........................   31
6.3  Successors and Assigns; Entire Agreement............................   31
6.4  Separability........................................................   31
6.5  Notices.............................................................   32
6.6  Governing Law.......................................................   33
6.7  Headings............................................................   33
6.8  Counterparts........................................................   33
6.9  Further Assurances..................................................   33
6.10 Remedies ...........................................................   33
6.11 Fees and Expenses...................................................   33
6.12 Termination of the Agreement........................................   34
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                                   SCHEDULES



Schedule I           Managers Purchasing Shares of Common Stock

                     Directors Purchasing Shares of Common Stock





                                    EXHIBITS



Exhibit A            Form of Series I Promissory Note

Exhibit B            Form of Series II Promissory Note

Exhibit C            Form of Stock Pledge Agreement

Exhibit D            By-laws of the Company

Exhibit E            Fourth Restated Certificate of Incorporation of the Company




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



                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of __________, 199__ by and among Chief Auto Parts Inc., a Delaware corporation (the "Company"), TCW Special Credits Fund V -- The Principal Fund, a California limited partnership (the "Parent"), and the individuals designated on the signature pages hereto (individually, a "Stockholder" and collectively, the "Stockholders," except as such terms are modified under the definition "Stockholder(s)" in Article I hereof).


                                    RECITALS


                  A. The Company, General Electric Capital Corporation, a New York corporation ("GECC"), the Parent and Chief Acquisition Corp., a Delaware corporation (the "Merger Sub") entered into an Agreement and Plan of Merger dated as of June 1, 1994, as amended by a certain letter agreement dated June 17, 1994 between the Company, GECC, the Parent and the Merger Sub, (the "Merger Agreement") pursuant to which, among other things, the Merger Sub was merged on June 27, 1994 with and into the Company (the "Acquisition"), upon the terms and subject to the conditions set forth therein.

                  B. Pursuant to the Merger Agreement, the Company was the surviving corporation.

                  C. On the Closing Date, the Parent and certain of its affiliates will hold an aggregate of 47,210.45 shares of Common Stock of the Company, constituting 94.4209% of all the issued and outstanding shares of Common Stock of the Company (calculated as if all shares of Common Stock issuable to the Stockholders have been issued and outstanding as of the Closing
Date).

                  D. The Board of Directors of the Company has authorized by resolution (i) the issuance and sale of the Common Stock to the Stockholders designated on the signature pages hereto, (ii) the adoption and implementation of a bonus (the "Bonus") for each Manager equal to one-third of the purchase price of the Common Stock that such Manager purchases on the Closing Date (together with additional cash payments to satisfy the maximum potential federal and state tax liability incurred by each Manager as a result of the Bonus) (collectively, the "Acquisition Bonus Plan"), (iii) the adoption and implementation of the 1994 Executive Target Bonus Plan (the "1994 Target Bonus


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

Plan") pursuant to which the Company shall grant cash bonuses to key employees of the Company, and (iv) the adoption and implementation of the 1994 Executive Option Plan (the "1994 Executive Option Plan") pursuant to which the Company shall issue options to the Stockholders to purchase the Common Stock (the "Options").

                  E. Each of the Managers is presently employed by the Company.

                  F. The Director presently serves as a member of the Board of Directors of the Company.

                  G. The Parent, as the majority stockholder of the Company, desires to grant the opportunity to the Stockholders to make an investment in the Company, and thereby to acquire an increased personal and proprietary interest in the Company's success and progress, through the purchase of the Common Stock pursuant to this Agreement.

                  H. The Company desires to sell and each of the Stockholders desires to purchase the Common Stock set forth on such Stockholder's signature page hereto.

                  I. The parties hereto desire to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Common Stock and the Options.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  1.1 Definitions. Terms used in this Agreement in initial capital letters shall have the meanings set forth in this Section 1.1, in the Sections of this Agreement referred to in this Section 1.1, or, if not defined in this Section 1.1, then as defined in the Merger Agreement.

                      "Acquisition" shall have the meaning set forth in Recital A hereof.

                      "Acquisition Bonus Plan" shall have the meaning set forth in Recital D hereof.



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



                      "Adjusted EBITDA" shall mean the Company's annual earnings before interest expense, interest income, provisions for income taxes, depreciation, amortization, gains or losses relating to the extinguishment of debt, accruals for bonuses payable in respect of each of the Company's Acquisition Bonus Plan and the 1994 Executive Target Bonus Plan, accruals in respect of the Company's 1994 Executive Option Plan, and other items relating to the Acquisition as determined from the Company's annual financial statements prepared in accordance with generally accepted accounting principles by the Company's independent accountants; provided that, at its reasonable discretion, the Board of Directors shall be entitled to modify the foregoing calculation where it deems such modification to be appropriate.

                      "Balance Sheet Date" means the date of the most recently completed fiscal quarter.

                      "By-laws" means the By-laws of the Company, as amended to date, attached as Exhibit D hereto.

                      "Bonus" shall have the meaning set forth in Recital D hereof.

                      "Call Expiration Date" shall have the meaning set forth in Section 4.2(a) hereof.

                      "Call Notice" shall have the meaning set forth in
Section 4.2(a) hereof.

                      "Call Right" shall have the meaning set forth in
Section 4.2(a) hereof.

                      "Certificate of Incorporation" means the Fourth Restated Certificate of Incorporation of the Company attached as Exhibit E hereto.

                      "Closing" shall have the meaning set forth in Section 2.2(a) hereof.

                      "Closing Date" shall have the meaning set forth in
Section 2.2(a) hereof.

                      "Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

                      "Company" shall have the meaning set forth in the preamble hereof.

                      "Demanding Security Holder(s)" shall have the meaning set forth in Section 4.6(a)(i) hereof.



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


                      "Director" means Harold S. Eastman.

                      "Drag-Along Rights" shall have the meaning set forth in
Section 4.4(b) hereof.

                      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                      "Fair Market Value" means with respect to any specified date (i) if the Common Stock is publicly traded, the last reported sales price (or the asking price if the shares of Common Stock is traded on the NASDAQ OTC) on such date, or (ii) the value as of such date as determined by a nationally recognized appraiser selected by the Company if there is no public market for the Common Stock; provided, however, that if the aggregate number of the shares of Common Stock subject to valuation pursuant to subsection (ii) above shall in the aggregate represent less than 0.5% of the Company's aggregate Common Stock (expressed on a fully-diluted basis assuming the exercise of options and warrants then outstanding), then Fair Market Value shall be computed assuming that the value of the Company's aggregate Common Stock is equal to the sum of
(A) the product of Adjusted EBITDA for the four fiscal quarters ending on the Balance Sheet Date multiplied by the Multiple, (B) cash and cash equivalents as of the Balance Sheet Date, (C) an amount equal to the aggregate exercise price of all options and warrants then outstanding less amounts that would be payable under the 1994 Executive Target Bonus Plan had all Options outstanding under the 1994 Executive Option Plan been exercised less (D) total indebtedness (including obligations under capitalized leases) outstanding as of the Balance Sheet Date, all as shall be reasonably adjusted in good faith by the Board of Directors of the Company for material changes in the Company's balance sheet after the Balance Sheet Date.

                      "Fractional Amount" shall have the meaning set forth in
Section 4.4(a) hereof.

                      "GECC" shall have the meaning set forth in Recital A.

                      "Initial Public Offering" means the effectiveness of a registration statement under the Securities Act (other than a registration on Form S-8 or S-4 or any successor form or any other registration relating to a special offering to the Company's employees or security holders) covering any of the Common Stock and the completion of a sale of such Common Stock thereunder, if as a result of such sale, (i) the Company becomes a reporting company under Section 12 of the Exchange Act, and (ii) any of the shares of Common Stock are traded on the New York Stock Exchange or the




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

American Stock Exchange, or quoted on the NASDAQ National Market System.

                      "Issuance Period" shall have the meaning set forth in
Section 2.1(a) hereof.

                      "Manager(s)" mean the individuals designated on Schedule I hereto other than the Director.

                      "Maximum Permitted Issuance Amount" shall have the meaning set forth in Section 2.1(a) hereof.

                      "Merger Agreement" shall have the meaning set forth in Recital A hereof.

                      "Merger Sub" shall have the meaning set forth in Recital A hereof.

                      "Multiple" shall be equal to 5.0 but may be adjusted from time to time at the reasonable discretion of the Board of Directors of the Company; provided, however, that the Multiple shall not be less than 5.0 at any time.

                      "NASD" means the National Association of Securities Dealers, Inc.

                      "NASDAQ OTC" means National Association of Securities Dealers Automated Quotations Systems Over-the-Counter.

                      "1994 Executive Option Plan" shall have the meaning set forth in Recital D hereof.

                      "1994 Target Bonus Plan" shall have the meaning set forth in Recital D hereof.

                      "Options" shall have the meaning set forth in Recital D hereof.

                      "Parent" shall have the meaning set forth in the preamble hereof.

                      "Permitted Transferee" with respect to a Transfer by an individual Stockholder, means a Transfer (i) to such Stockholder's spouse or issue, (ii) to a trust, the beneficiaries of which, a corporation, the stockholders and directors of which, and a partnership, the limited and general partners of which, include only the Stockholder or his or her spouse or issue, or (iii) by reason of a divorce whether in connection with a settlement of divorce or entry of a decree or judgment of a divorce or restraint, levy, execution or other such involuntary transfers; provided, however, that as a




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


condition precedent to such Transfer, such Permitted Transferee shall execute and deliver a Transferee Agreement.

                      "Person" means an individual, corporation, partnership, trust or unincorporated organization, joint venture, joint stock company or other entity.

                      "Pledged Shares" shall have the meaning set forth in
Section 2.1(d) hereof.

                      "Promissory Notes" means, collectively, the Series I Promissory Notes and the Series II Promissory Notes.

                      "Put Notice" shall have the meaning set forth in Section 4.3(b) hereof.

                      "Put Right" shall have the meaning set forth in Section 4.3(a) hereof.

                      "Registrable Shares" shall have the meaning set forth in
Section 4.6(b)(i) hereof.

                      "Registration Rights" means the rights of each of the Stockholders to have the Common Stock owned by such Stockholder registered under the Securities Act and registered or qualified under the securities laws of the various states of the United States as provided in Section 4.6 hereof.

                      "Sale" shall have the meaning set forth in Section 4.4 hereof.

                      "Sale Notice" shall have the meaning set forth in Section 4.4(a) hereof.

                      "SEC" means the Securities and Exchange Commission.

                      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                      "Seller" shall have the meaning set forth in Section 4.4 hereof.

                      "Series I Promissory Notes" shall have the meaning set forth in Section 2.1(b) hereof.

                      "Series II Promissory Notes" shall have the meaning set forth in Section 2.1(c) hereof.

                      "Stockholder(s)" means the individuals designated on the signature pages hereto and their respective




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

Permitted Transferees. Any Permitted Transferee of a Stockholder shall, for all purposes of this Agreement, be considered to be such Stockholder and vice versa, and any Permitted Transferee that acquires any Common Stock of the Company from any Stockholder or any direct or indirect transferee of any Stockholder shall be subject to all of the obligations, liabilities or restrictions applicable to such Stockholder and any event (including without limitation termination of employment or other relationship with the Company of such Stockholder) occurring with respect to such Stockholder shall be deemed to occur with respect to such Permitted Transferee.

                      "Stock Pledge Agreement" shall have the meaning set forth in Section 2.1(d) hereof.

                      "Subsequent Closing" shall have the meaning set forth in
Section 2.2(b) hereof.

                      "Subsequent Closing Date" shall have the meaning set forth in Section 2.2(b) hereof.

                      "Subsequent Issuance" shall have the meaning set forth in
Section 2.2(b) hereof.

                      "Tag Notice" shall have the meaning set forth in Section 4.4(c) hereof.

                      "Tag-Along Rights" shall have the meaning set forth in
Section 4.4(c) hereof.

                      "Term" means the period from the date of this Agreement until the date of its expiration or termination as provided in Section 6.12 hereof.

                      "Transfer," with respect to a share of Common Stock, means the sale, assignment, transfer, pledge, hypothecation, gift or other disposition whatsoever (other than a redemption by the Company) of such Common Stock, or the encumbrance or granting of any rights or interests whatsoever in or in respect of such Common Stock.

                      "Transfer Notice" shall have the meaning set forth in
Section 4.1(c) hereof.

                      "Transferee Agreement" means an agreement (i) in writing in form and substance satisfactory to the Company, (ii) executed by a proposed transferee of the Common Stock of any Stockholder, (iii) delivered to the Company and the Stockholders, (iv) pursuant to which such transferee shall (a) agree to be bound by the terms and conditions of this

Agreement applicable to the Stockholder transferring such Common Stock, and (b) be so bound.

                      "Trigger Event" shall mean the first to occur of (i) the termination of the Stockholder's employment or other relationship with the Company for any reason, or (ii) the lawful acceleration and demand by the Company for payment of principal on a Manager's Promissory Note(s) to the extent that the Common Stock (or dividends thereon) is pledged to the Company to secure the payment thereof.


                                   ARTICLE II

                             ACQUISITION OF SHARES


                     2.1  Issuance and Acquisition of Common Stock.

                      (a) Subject to the terms and conditions set forth herein, at the Closing or within a period beginning on the Closing Date and ending June 27, 1995 (the "Issuance Period") and upon receipt of a written request therefor, the Company shall issue to the Stockholders and the Stockholders shall purchase from the Company an aggregate of up to 2,789.55 shares of Common Stock (the "Maximum Permitted Issuance Amount") (representing an aggregate of 5.5791% of the issued and outstanding shares of Common Stock of the Company as of the Closing Date assuming that all shares issuable pursuant to this Agreement have been issued as of the Closing Date), at a purchase price per share equal to $1,419.71.

                      (b) If and to the extent desired by each Manager to finance his or her purchase of the Common Stock, the Company shall lend to each such Manager, on any date on which the Common Stock is issued to such Manager pursuant to the terms of this Agreement, an amount which, for any such Manager, shall not exceed the product of (x) the number of shares of Common Stock actually issued to such Manager as set forth on each such Manager's respective signature page hereto, and (y) $630.98. Such loan shall be evidenced by a promissory note in favor of the Company executed by each such Manager in substantially the form of Exhibit A attached hereto (collectively, the "Series I Promissory Notes").

                      (c) If and to the extent desired by each Manager to further finance his or her purchase of the Common Stock, the Company shall lend to each such Manager, on the date on which the Common Stock is issued to each such Manager pursuant to the terms of this Agreement an amount set forth on each such Manager's respective signature page hereto (the aggregate amount of which loans shall not exceed $400,000). Such loan




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

shall be evidenced by a promissory note in favor of the Company executed by each such Manager substantially in the form of Exhibit B attached hereto (collectively, the "Series II Promissory Notes").

                      (d) As a condition to the making of any of the loans described in the foregoing clauses (b) or (c) to any Manager, such Manager will execute and deliver to the Company a Stock Pledge Agreement substantially in the form of Exhibit C attached hereto (the "Stock Pledge Agreement"), whereby such Manager will convey, pledge, assign and transfer to the Company, and thereby grant to the Company, a valid, first priority security interest in the Manager's right, title and interest to the Common Stock purchased by such Manager pursuant to this Agreement (the "Pledged Shares") and any dividends paid on the Pledged Shares, the certificate representing or evidencing the Pledged Shares to be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Company.

                   2.2 Closings.

                      (a) The Closing of the initial issuance of the Common Stock to be issued by the Company pursuant to Section 2.1 hereof (the "Closing") shall take place at the offices of the Company, 15303 Dallas Parkway, Suite 800, Dallas, Texas 75248, at 10:00 A.M., local time, on October 31, 1994 or at such other date, time or place as the parties hereto may agree in writing (such date being referred to herein as the "Closing Date"). At the Closing, the Company shall deliver to each Stockholder or its designee the certificate evidencing the number of shares of Common Stock to be issued to such Stockholder as set forth on each stockholder's respective signature page hereto, all registered in such Stockholder's name, against delivery of payment for such shares of Common Stock; provided, however, that with respect to the Common Stock purchased by any Manager who elects to finance his or her purchase pursuant to Sections 2.1(b) or 2.1(c) hereof, the certificate(s) evidencing such Common Stock shall be held by the Company or on behalf of the Company as provided in Section 2.1(d) hereof and in the Stock Pledge Agreement.

                      (b) During the Issuance Period, the Company may issue to the Stockholders additional shares of Common Stock pursuant to the terms of this Agreement (the "Subsequent Issuances"); provided, however, that the aggregate number of shares of Common Stock issued pursuant to this Agreement shall not exceed the Maximum Permitted Issuance Amount. The closing of such Subsequent Issuances (the "Subsequent Closing") shall take place from time to time during the Issuance Period as




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

reasonably agreed to by the Company and the applicable Stockholder at the offices of the Company (each such date being a "Subsequent Closing Date").

                2.3 Conditions to the Stockholders' Obligations. The obligation of each Stockholder to purchase the Common Stock to be issued to him or her as set forth herein on the Closing Date or, as the case may be, on any Subsequent Closing Date, is subject to the satisfaction on or prior to the Closing Date of the following conditions:

                (a) The representations and warranties of the Company and the Parent set forth herein shall be true and correct in all material respects at and as of the Closing Date or, as the case may be, on any Subsequent Closing Date, as though then made, and all covenants of the Company and the Parent set forth herein required to be performed by it at or prior to the Closing or any such Subsequent Closing shall have been performed in all material respects.

                (b) The By-laws and Certificate of Incorporation of the Company in effect on the Closing Date shall be substantially in the form of Exhibit D and Exhibit E, respectively, attached hereto.

                (c) No preliminary or permanent injunction or order, decree or ruling of any nature shall have been issued by a court or governmental agency of competent jurisdiction, nor shall any statute, rule, regulation or executive order promulgated or enacted by any foreign or United States federal, state or local governmental authority be in effect which would prevent the consummation of the transactions contemplated by this Agreement.

                (d) The execution of this Agreement by the parties hereto and the consummation of the transactions contemplated hereby shall not be in violation of any applicable laws or orders, regulations, rulings or requirements of a court, public body or authority by which such parties or their respective properties are bound.

                2.4 Conditions to the Company's Obligations. The obligations of the Company to issue the Common Stock to be issued by it to each Stockholder as set forth herein on the Closing Date or, as the case may be, on any Subsequent Closing Date, is subject to the satisfaction on or prior to the Closing Date or, as the case may be, any Subsequent Closing Date, of the following conditions:

                (a) The representations and warranties of such Stockholder set forth herein shall be true and correct in all material respects at and as of the Closing Date or, as the




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



case may be, on any Subsequent Closing Date, as though then made, and all covenants of such Stockholder required to be performed by it at or prior to the Closing or any Subsequent Closing, as the case may be, shall have been performed in all material respects.

                      (b) The conditions set forth in subparagraphs (c) and (d) of Section 2.3 hereof shall have been satisfied.

                      (c) Such Stockholder shall have delivered to the Company, pursuant to the terms of Section 2.2 hereof, payment of the purchase price for the Common Stock purchased by such Stockholder set forth on such Stockholder's respective signature page hereto, including, if applicable, the delivery by a Manager of an executed Series I Promissory Note, Series II Promissory Note and Stock Pledge Agreement, and duly executed instruments of transfer or assignment in blank for the Pledged Shares, all in form and substance satisfactory to the Company.

                                  ARTICLE III


                  WARRANTIES AND COVENANTS OF THE COMPANY, THE
                        PARENT AND OF EACH STOCKHOLDER

                 3.1 Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Stockholder as follows:

                      (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                      (b) Corporate Power and Authority. The Company has all requisite corporate power and authority to make, execute and deliver this Agreement and to carry out all of the transactions required to be carried out by the Company hereunder.

                      (c) Due Authorization. The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, without limitation, the issuance and sale of the Common Stock and the issuance of the Options pursuant to the 1994 Executive Option Plan. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                      (d) Validity of Common Stock. The Common Stock to be issued and sold hereunder has been duly authorized by the Board of Directors of the Company, and when issued pursuant to this Agreement such shares will be validly issued, non-assessable, fully paid, free and clear of all pledges, liens, encumbrances and preemptive rights; provided, however, that if a Manager has elected to finance his or her purchase of the Common Stock pursuant to
Section 2.1(b) or 2.1(c) hereof, such Manager's Common Stock shall be subject to the Company's first priority security interest in the Pledged Shares pursuant to Section 2.1(d) hereof and the Stock Pledge Agreement.

                      (e) Validity of the 1994 Executive Option Plan. The 1994 Executive Option Plan has been duly authorized and each of the Options to be issued thereunder has been duly authorized by the Board of Directors of the Company, and when issued pursuant to the terms of the 1994 Executive Option Plan will be validly issued, non-assessable, fully paid, free and clear of all pledges, liens, encumbrances and preemptive rights. Each of the shares of Common Stock subject to the Options has been duly authorized and, when issued upon exercise of the Options in accordance with their terms, will be validly issued, non-assessable, fully paid, free and clear of all pledges, liens, encumbrances and preemptive rights.

                      (f) Validity of the 1994 Target Bonus Plan and the Acquisition Bonus Plan. Each of the 1994 Target Bonus Plan and the Acquisition Bonus Plan has been duly authorized by the Board of Directors of the Company.

                      (g) No Violations. Neither the execution, delivery or performance by the Company of this Agreement nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) result in a violation or breach of, or constitute a default (or an event which with the giving of notice or lapse of time or both would constitute an event of default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, license, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets is bound or (iii) violate any statute, rule, regulation, order, writ, injunction or decree of any governmental body or authority by which the Company or any of its properties or assets is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, prospects, operations, properties or financial condition of the Company.

                      (h) Capitalization. The authorized capital stock of the Company consists of 100,000 shares of Common Stock, par value $.01 per share, of which 50,000 shares will be issued and outstanding on the Closing Date (assuming that all of the shares of Common Stock issuable pursuant to this Agreement are issued as of the Closing Date). The Company has no authorized preferred stock.

                      (i) Reliance. The Company acknowledges that the Stockholders are entering into this Agreement in reliance upon the Company's representations and warranties and other covenants and agreements contained herein.

                 3.2 Representations, Warranties and Covenants of the Parent. The Parent represents and warrants to, and covenants and agrees with, each Stockholder as follows:

                      (a) Organization and Good Standing. The Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                      (b) Partnership Power and Authority. The Parent has all requisite partnership power and authority to make, execute and deliver this Agreement and to carry out all of the transactions required to be carried out by the Parent hereunder.

                      (c) Due Authorization. The Parent has taken such partnership action as is necessary or appropriate to enable it to perform its obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                      (d) No Violations. Neither the execution, delivery or performance by the Parent of this Agreement nor compliance by the Parent with any of the provisions hereof will (i) violate, conflict with or result in any breach of any provision of the Certificate of Limited Partnership or Partnership Agreement of the Parent, (ii) result in a violation or breach of, or constitute a default (or an event which with the giving of notice or lapse of time or both would constitute an event of default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, license, agreement or other instrument or obligation to which the Parent is a party or by which it or any of its properties or assets is bound or (iii) violate any statute, rule, regulation, order, writ, injunction or decree of any governmental body or authority by which the Parent or any of its properties or assets is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, prospects, operations, properties or financial condition of the Parent.

                      (e) Reliance. The Parent acknowledges that the Stockholders are entering into this Agreement in reliance upon the Parent's representations and warranties and other covenants and agreements contained herein.

                 3.3 Representations, Warranties and Covenants of the Stockholders. Each of the Stockholders severally represents and warrants to the Company, the Parent and the other Stockholders (as to herself or himself only) that:

                      (a) Power and Authority. Such Stockholder has full legal right, capacity, power and authority to make, execute and deliver this Agreement, and if applicable, the Series I Promissory Note, the Series II Promissory Note and the Stock Pledge Agreement and to carry out all of the transactions required to be carried out by such Stockholder hereunder and thereunder. This Agreement, and if applicable, the Series I Promissory Note, the Series II Promissory Note and the Stock Pledge Agreement constitute legal, valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                      (b) No Violations. Neither the execution, delivery or performance by such Stockholder of this Agreement and, if applicable, the Series I Promissory Note, the Series II Promissory Note and the Stock Pledge Agreement, nor compliance by such Stockholder with any of the provisions hereof or thereof will (i) result in a violation or breach of, or constitute a default (or an event which with the giving of notice or lapse of time or both would constitute an event of default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, license, agreement or other instrument or obligation to which such Stockholder is a party or by which he or she or any of his or her properties or assets is bound or (ii) violate any statute, rule, regulation, order, writ, injunction or decree of any governmental body or authority by which such Stockholder or any of his or her properties or assets is bound, excluding from the foregoing clause (ii) violations, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the assets, properties or financial condition of such Stockholder.

                      (c) Investment Matters.

                          (i) Each Stockholder understands that by the terms of
this Agreement he or she is purchasing the Common Stock issued and delivered by the Company pursuant to, and in reliance on, exemptions from the registration requirements of the Securities Act and applicable state securities laws, and without the approval, disapproval, or passing on the merits by any regulatory authority; that for purposes of such exemptions, the Company will rely upon the representations, warranties and agreements of such Stockholder contained herein; and that such non-compliance with registration requirements is not permissible unless such representations and warranties are correct and such agreements are performed.

                          (ii) Each Stockholder is either (A) a member of the
management of the Company who has operated the business of the Company in the past, or (B) a member of the Company's Board of Directors.

                          (iii) Each Stockholder is acquiring the Common Stock
issued to him or her pursuant to this Agreement for his or her own account and not with a view to or for sale in connection with the distribution thereof within the meaning of the Securities Act and such Stockholder will not distribute or otherwise dispose of such Common Stock in violation of the Securities Act, other applicable law or this Agreement. Each Stockholder agrees that the certificates evidencing the Common Stock issued to him or her will bear a restrictive legend to the foregoing effect.

                          (iv) Each Stockholder understands that the Common
Stock has not been registered under the Securities Act or the securities laws of any state and must be held by such Stockholder indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

                          (v) Each Stockholder confirms that he or she is
familiar with the business of the Company, has knowledge and experience in financial and business matters and is fully capable of understanding and evaluating the merits and risks of the type of investment being made by such Stockholder pursuant to this Agreement and that such Stockholder has had the opportunity to ask questions of the Company's officers and employees and to obtain (and that such Stockholder has received to his or her satisfaction) such information about the business and financial condition of the Company as he or she has reasonably requested.

                          (vi) Each Stockholder, or each Stockholder together
with his or her advisors, if any, has adequately analyzed the risks of an investment in the Common Stock and determined that the Common Stock is a suitable investment for him or her and that such Stockholder is able at this time and in the foreseeable future to bear the economic risk of a total loss of his or her investment in the Company, including a loss of the Common Stock pursuant to the Stock Pledge Agreement.

                          (vii) Each Stockholder understands that there is no
established market for the Common Stock and that no public market for the Common Stock is presently foreseeable.

                          (viii) Each Manager understands that in conjunction
with the loan(s) made by the Company to purchase the Common Stock pursuant to Sections 2.2(b) or 2.2(c) hereof, he or she will be required to execute a Stock Pledge Agreement pursuant to Section 2.2(d) hereof whereby such Manager will grant a first priority security interest in his or her Common Stock, which such Manager will pledge to the Company to secure his or her obligations under the Series I Promissory Note and/or the Series II Promissory Note.

                          (ix) Each Manager understands that should he or she
default on his or her obligations under the Series I Promissory Note and/or the Series II Promissory Note, such Manager could lose his or her Common Stock and thus his or her entire investment in the Company.

                          (x) Each Manager understands that should he or she
default on his or her obligations to pay interest annually on each anniversary of the Series I Promissory Note and/or the Series II Promissory Note, such failure constitutes an Event of Default and such Manager could lose his or her Common Stock and thus his or her entire investment in the Company.

                          (xi) Each Stockholder has not and will not, directly
or indirectly, offer, sell, transfer, assign, exchange, pledge, encumber, or otherwise dispose of the Common Stock except in accordance with the terms of this Agreement and the Stock Pledge Agreement as long as such agreements remain in effect.

                          (xii) Each Stockholder has adequate means of providing
for his or her current needs and foreseeable personal contingencies and has no need for his or her investment in the Common Stock to be liquid.

                          (xiii) Each Stockholder is aware that there are
substantial risks incident to the purchase of the Common Stock.

                      (d) Certificate and By-laws. Each Stockholder has received for his or her review the Certificate of Incorporation and By-laws of the Company as are currently in effect and attached hereto as Exhibits E and D, respectively.

                      (e) Reliance. Each Stockholder acknowledges that the Company, the Parent and each of the other Stockholders are entering into this Agreement in reliance upon such Stockholder's representations and warranties and other covenants and agreements contained herein.


                                   ARTICLE IV

                          CERTAIN TRANSFER AGREEMENTS

                     4.1  General Restriction on Transfers of the Common Stock.

                      (a) During the Term of this Agreement, no Stockholder shall Transfer the Common Stock unless such Transfer complies with the terms specified in this Agreement, which are intended to, among other things, ensure compliance with the provisions of the Securities Act, and the Stock Pledge Agreement, if applicable. Any purported Transfer in violation of this Agreement or the Stock Pledge Agreement, if applicable, shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Company or the Common Stock purported to have been so Transferred. The Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of such Common Stock purported to have been so transferred.

                      (b) Each Stockholder agrees that, except for a Transfer
(i) to a Permitted Transferee, (ii) pursuant to the exercise of the Call Rights, Put Rights, Drag-Along/Tag-Along Rights or Registration Rights specified in this Article IV, or (iii) pursuant to Rule 144 or Rule 701 under the Securities Act following any public offering of the Common Stock, he or she will not Transfer the Common Stock.

                      (c) Prior to any such Transfer or attempted Transfer pursuant to Sections 4.1(b)(i) and 4.1(b)(iii), the holder of the Common Stock shall give 20 days' written notice to the Company of such holder's intention to effect such Transfer (the "Transfer Notice"). Each such Transfer Notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail and shall be accompanied by either (i) a written opinion of legal counsel addressed to the Company and reasonably satisfactory in form and substance to the Company and the Company's counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act and applicable state securities laws, or (ii) a "no action" letter from the SEC to the effect that the Transfer of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereof, or (iii) a combination of (i) and
(ii) above. After receipt of the Transfer Notice and an opinion of legal counsel or a "no action" letter from the SEC, the Company shall, within 10 days thereof, notify the Stockholder as to whether such opinion or "no action" letter is reasonably satisfactory and, if so, such Stockholder shall thereupon be entitled to Transfer the Common Stock in accordance with the terms of the Transfer Notice. Each certificate evidencing the Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 4.1(d) hereof. Any purported Transfer in violation of this Section 4.1 shall be null and void and of no force or effect, and the Company shall not record any such Transfer on its stock transfer books.

                      (d) The certificates representing the Common Stock, including certificates issued by the Company upon any Transfer of such Common Stock, unless such Transfer is pursuant to an Initial Public Offering or a subsequent registered public offering or sale pursuant to Rule 144 or Rule 701 under the Securities Act of such Common Stock, shall bear the following legend as well as any other legends required under applicable law:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES ARE

               SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER 31, 1994 BY AND AMONG CHIEF AUTO PARTS INC., TCW SPECIAL CREDITS FUND V -- THE PRINCIPAL FUND AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF THIS STOCK PURCHASE AGREEMENT IS ON FILE WITH THE SECRETARY OF CHIEF AUTO PARTS INC.

               4.2  Call Rights of the Company.

                      (a) The Company is hereby granted a right (the "Call Right"), exercisable in its sole discretion, to purchase upon the occurrence of a Trigger Event 100% of the Common Stock then owned by a Stockholder and originally acquired by such Stockholder pursuant to this Agreement. The Company may exercise its Call Right by notifying the Stockholder in writing (the "Call Notice") within 30 days of the occurrence of the Trigger Event (the "Call Expiration Date") of its intention to exercise its Call Right. If such Call Notice is given, the Company is obligated to repurchase from such Stockholder and such Stockholder is obligated to sell to the Company, not later than the 60th day following the occurrence of the Trigger Event, all of the Common Stock then owned by such Stockholder and originally acquired by such stockholder pursuant to this Agreement for cash consideration equal to the Fair Market Value of such Stockholder's Common Stock on the date of such Trigger Event; provided, however, that if the Call Right is exercised against a Manager and the event which is the subject of a Trigger Event (i) relates to occurrences other than the death or permanent disability of the Manager, and (ii) occurs during any of the time periods set forth in Column A below, then the cash consideration payable to the Manager for his or her Common Stock subject to this Call Right shall be equal to the Fair Market Value of such Common Stock on the date of such Trigger Event multiplied by the applicable percentage of fair market value set forth below in Column B:

                        A                                             B
              APPLICABLE TIME PERIOD                         PERCENTAGE OF FAIR
              ----------------------                            MARKET VALUE
                                                             ------------------
 Issuance date through date immediately preceding                    70%
 first anniversary of issuance date

 First anniversary of issuance date through date                     80%
 immediately preceding second anniversary of issuance
 date

 Second anniversary of issuance date through date                    90%
 immediately preceding third anniversary of issuance
 date

 Third anniversary of issuance date or thereafter                   100%


                      (b) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.2 shall terminate upon the consummation of a public offering by the Company.

                     4.3  Put Rights of the Stockholders.

                      (a) If subsequent to the occurrence of a Trigger Event the Company does not exercise its Call Right on or before the Call Expiration Date, such Stockholder (or his or her legal representative) shall have the right (the "Put Right") upon the terms set forth in this Section 4.3 and
Section 4.5 hereof to cause the Company to repurchase from such Stockholder 100% of the Common Stock then owned by such Stockholder and originally acquired by such Stockholder pursuant to this Agreement. The price for such repurchase shall be payable in cash in an amount equal to the Fair Market Value of the Common Stock so owned by such Stockholder on the date of the Trigger Event; provided, however, that if the Put Right is exercised by a Manager and the event which is the subject of a Trigger Event (i) relates to occurrences other than the death or permanent disability of the Manager, and (ii) occurs during any of the time periods set forth in Column A below, then the cash consideration payable to the Manager for the Common Stock subject to this Put Right shall be equal to the Fair Market Value of such Common Stock on the date of the Trigger Event multiplied by the applicable percentage of fair market value set forth below in Column B:

                          A                                          B
                APPLICABLE TIME PERIOD                      PERCENTAGE OF FAIR
                ----------------------                         MARKET VALUE
                                                            ------------------
Issuance date through date immediately preceding                    70%
first anniversary of issuance date

First anniversary of issuance date through date                     80%
immediately preceding second anniversary of issuance
date

Second anniversary of issuance date through date                    90%
immediately preceding third anniversary of issuance
date

Third anniversary of issuance date or thereafter                   100%



                      (b) A Stockholder eligible to exercise a Put Right shall be required to notify the Company in writing (the "Put Notice") within 30 days of the Call Expiration Date of his or her intention to exercise his or her Put Right. If such Put Notice is given, then the Company shall be required to repurchase from such Stockholder, no later than 30 days following the date on which the Put Notice is given to the Company, all of the Common Stock subject to the Put Right; provided, however, that the obligation of the Company to repurchase such Common Stock shall be conditioned upon and subject to (i) the Company having sufficient funds legally available for such purchase, (ii) the ability of the Company to effect a repurchase of the Common Stock under applicable laws, and (iii) any restrictions contained in the Company's credit facilities or other debt instruments, provided, however, that the Company will use its best efforts to obtain the consent of banks or other creditors required to effect any repurchase and shall be obligated to repurchase from such Stockholder, at his or her election, upon the receipt of the consent required to effect such repurchase or upon the lapse of the legal restrictions on such repurchase.

                      (c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.3 shall terminate upon the consummation of a public offering by the Company.

                     4.4 Drag-Along/Tag-Along Rights. If, at any time after the Closing Date, the Parent or any affiliate to whom the Parent has transferred the Common Stock (collectively, the

"Seller") proposes to sell any shares of Common Stock pursuant to a bona fide offer from an unaffiliated third party (other than in a registered offering to which the registration rights granted under Section 4.6 apply) (the "Sale"), then:

                      (a) The Seller shall give each Stockholder 20 days' written notice (the "Sale Notice") of such proposed Sale specifying the name of the proposed purchaser and the terms and conditions of the proposed sale including, without limitation, the number of shares of Common Stock to be purchased by the purchaser, the percentage of the total number of shares of Common Stock owned by the Seller represented by the shares of Common Stock to be purchased (the "Fractional Amount") and the proposed per share purchase price. In addition, the Sale Notice shall state whether the Seller is exercising its Drag-Along Rights.

                      (b) The Seller shall have the right (the Drag-Along Rights"), but not the obligation, to require each Stockholder to sell to the proposed purchaser a number of shares of Common Stock equal to the product of
(i) the number of shares of Common Stock owned by such Stockholder, and (ii) the Fractional Amount for the same per share purchase price and otherwise on the same terms and conditions obtained by the Seller in such sale (except that such Stockholder shall not be required to give any representations, warranties or indemnities, other than a representation and warranty as to such Stockholder's title to such Common Stock).

                      (c) The Seller shall cause the proposed purchaser to purchase from each Stockholder (the "Tag-Along Rights"), if requested by him or her as provided below, a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock owned by such Stockholder, and (ii) the Fractional Amount for the same per share purchase price and otherwise on the same terms and conditions obtained by the Seller in such sale (except that such Stockholder shall not be required to give any representations, warranties or indemnities, other than a representation and warranty as to such Stockholder's title to such Common Stock); provided, however, the Seller shall cause the proposed purchaser to purchase from each Stockholder, if requested by such Stockholder, up to 100% of the shares of Common Stock held by such Stockholder if the Sale results in any Person unaffiliated with the Seller, a director or employee of the Company holding at least 50.01% of the issued and outstanding shares of Common Stock. Any Stockholder may exercise the Tag-Along Rights set forth in this Section 4(c) by written notice (the "Tag Notice") to the Seller delivered not later than 10 days after receipt of the Sale Notice.

                      (d) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.4 shall terminate upon the consummation of a public offering or series of public offerings by the Company or its stockholders of Common Stock registered pursuant to the Securities Act representing, after giving effect to such offering or offerings, more than 30% of the fully diluted outstanding shares of Common Stock.

                     4.5 Delivery and Payment Procedures for Shares Subject to the Call Right, Put Right or the Drag-Along/Tag-Along Rights.

                      (a) A Call Notice, Put Notice, Sale Notice or Tag Notice shall be effective if delivered in accordance with Sections 4.2(a), 4.3(a), 4.4(a) and 4.4(c) hereof within the applicable time period specified therein, and shall specify the place, time and date for the delivery of and payment for the Common Stock which is the subject of such notice, which delivery shall take place at the principal executive offices of the Company during normal business hours on a Business Day within the applicable time period. The relevant Stockholder (or his or her legal representative) shall deliver certificates for such Common Stock duly endorsed, or accompanied by written instruments of transfer duly executed by such Stockholder (or his or her legal representative) at the place, time and date specified in the notice, it being understood that the Common Stock which is the subject of such notice may be pledged to and held by the Company pursuant to the Stock Pledge Agreement and therefore subject to transfer restrictions.

                      (b) If a Stockholder is obligated to sell his or her Common Stock because the Company has exercised its Call Right or Drag-Along Right or a Stockholder has exercised his or her Put Right or Tag-Along Right, in any case in accordance with the terms of this Article IV, and such Stockholder fails to deliver the certificates representing such Common Stock in accordance with the terms of Section 4.5(a) hereof, the Company shall cancel on its stock transfer records the certificate or certificates representing the Common Stock required to be sold pursuant to this Article IV (and shall, in the case of its Drag-Along Rights or the Stockholders' Tag-Along Rights, issue new certificates in the name of the third party purchaser) and such Common Stock in the possession of the Stockholder (or his or her legal representative) shall cease to be outstanding for any purpose, whereupon all of the rights of such Stockholder (or his or her legal representative) in and to such Common Stock other than the right to receive consideration otherwise due from the third party purchaser in connection therewith shall terminate.

                      (c) The cash consideration payable to a Stockholder for any Common Stock purchased by (i) the Company pursuant to the exercise of a Put Right or a Call Right pursuant to Sections 4.2 or 4.3 hereof, or (ii) a third party purchaser pursuant to the Seller's Drag-Along Rights or the Stockholders' Tag-Along Rights pursuant to Section 4.4 hereof, shall be payable by the Company or such third party purchaser, as relevant, in full in a single payment on the date of purchase of such Common Stock.

                      (d) If the Stockholder's certificates of Common Stock are held by the Company pursuant to the provisions of the Stock Pledge Agreement, the Company hereby agrees to cooperate with such Stockholder with his delivery of such certificates under this Section 4.5.

                     4.6  Registration Rights.

                      (a) Incidental Registration.

                          (i) If the Company at any time proposes to file on its
behalf and/or on behalf of any of its security holders (the "Demanding Security Holder(s)") a Registration Statement under the Securities Act on any form
(other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a) (11) of the Exchange Act) of the Company, it will give written notice to all Stockholders holding shares of Common Stock at least 30 days before the initial filing with the SEC of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Common Stock issued pursuant to this Agreement held by each Stockholder, as such Stockholder may request.

                          (ii) Each Stockholder desiring to have his or her
Common Stock registered under this Section 4.6 shall advise the Company in writing within 15 days after the date of receipt of such offer from the Company, setting forth the amount of such Common Stock for which registration is requested. The Company shall thereupon include in such filing the number of shares of Common Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such Common Stock. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Common Stock requested to be included by the Stockholders in the registration concurrently with the securities being registered by the Company or such Demanding Security Holders would materially and adversely affect the distribution of such securities by the Company or such Demanding Security Holders, then all selling security holders (other than such Demanding Security Holders) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis.

                      (b) Required Registration.

                          (i) At any time after the earlier to occur of (A) the
consummation by the Company of an Initial Public Offering, or (B) August 1, 2002, and after receipt of a written request from the holders of Common Stock representing in the aggregate at least 50% of the Common Stock then subject to this Agreement requesting that the Company effect the registration under the Securities Act of the Common Stock issued pursuant to this Agreement and specifying the intended method or methods of disposition thereof, the Company shall promptly notify all Stockholders holding the Common Stock in writing of the receipt of such request. Each such Stockholder, in lieu of exercising his or her rights under Section 4.6(a), may elect (by written notice sent to the Company within 10 Business Days from the date of such Stockholder's receipt of the aforementioned Company's notice) to have his or her Common Stock included in such registration thereof pursuant to this Section 4.6(b). Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all the Common Stock issued pursuant to this Agreement which the Company has been so requested to register by such Stockholders for sale (the "Registrable Shares"), all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Common Stock so registered; provided, however, that (A) the Company shall not be required to effect more than one registration of any Common Stock pursuant to this Section 4.6(b), (B) the Company may defer, for a single period not to exceed 180 days, the filing or the effectiveness of such a registration statement if, in the good faith judgment of the Board of Directors of the Company, such registration might reasonably be expected to have an adverse effect on any proposed plan by the Company or any of its subsidiaries to engage in any underwritten public offering of securities, acquisition of assets or any merger, consolidation, tender offer or other material transaction which, in the reasonable judgment of the Board of Directors of the Company, would be required to be disclosed in a registration statement of the Company, and (C) if the managing underwriter of a proposed public offering pursuant to this Section 4.6(b)(i) shall advise the Company in writing that, in its opinion, the distribution of the Common Stock requested to be included by the holders of warrants (or shares of Common Stock acquired pursuant to such warrants) originally issued on June 27, 1994 in the registration concurrently with the securities being registered by the Stockholders would materially and adversely affect the distribution of such securities by the selling Stockholders, then all selling security holders shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis.

                          (ii) Those requesting Stockholders holding the number
of shares required to make a demand pursuant to this Section 4.6(b) shall have the right to withdraw the request for registration prior to the Registration Statement being declared effective, but such Stockholders shall either pay the expenses of such registration as contemplated by Section 4.6(e) or forfeit the right of registration provided above in Section 4.6(b)(i) hereof. If the Stockholders pay the expenses of such registration, the Stockholders shall continue to have the right to require one registration pursuant to this Section 4.6(b).

                          (iii) Notwithstanding the provisions of Section
4.6(b)(i), the Company shall have the option, but not the obligation, with respect to a request for registration under Section 4.6(b)(i) (other than such a request made prior to an initial public offering of the Common Stock), to purchase all (but not any portion) of the shares of Common Stock with respect to which a request for registration has been made in lieu of effecting the registration so requested. In the event that the Company elects to exercise its option under this Section 4.6(b)(iii), it shall promptly notify all Stockholders in writing of the receipt of a request for registration and of the Company's intent to exercise its option to repurchase shares in lieu of effecting a registration thereof, and each Stockholder may elect (by written notice sent to the Company within ten business days from the date of such Stockholder's receipt of the aforementioned Company's notice) to have shares of Common Stock purchased by the Company pursuant to this Section. The per share purchase price for shares of Common Stock so purchased by the Company in lieu of registration shall be equal to the Fair Market Value. Payment for shares of Common Stock purchased hereunder shall be made by the Company in immediately available funds to the holders of shares of Common Stock being purchased by the Company pursuant hereto on or before the thirtieth business day following the date upon which the Company first notified the Stockholders of its election to exercise its option under this Section

4.6(b)(iii). If the Company exercises its option under this Section 4.6(b)(iii) to purchase shares of Common Stock in lieu of effecting a registration of such shares under Section 4.6(b)(i) as provided herein, then the Company shall not be required to comply, but for purposes of Section 4.6(b)(i) shall be considered to have complied, with such request to register shares of Common Stock.

                      (c) Registration Procedures. In respect of any registration contemplated by the provisions of this Section 4.6, the Company will, as expeditiously as possible:

                          (i) prepare and file with the SEC a Registration
Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 180 days;

                          (ii) prepare and file with the SEC such amendments and
supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                          (iii) furnish to such selling Stockholders such number
of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling Stockholders may reasonably request;

                          (iv) use its best efforts to register or qualify the
securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                          (v) enter into customary agreements (including an
underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock; and

                          (vi) otherwise use its best efforts to comply with all
applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

                      It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 4.6(c) in respect of the Common Stock which is to be registered at the request of any Stockholder holding the Common Stock that such Stockholder shall furnish to the Company such information regarding the Common Stock held by such Stockholder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                      If the Stockholder's certificates of Common Stock are held by the Company pursuant to the provisions of the Stock Pledge Agreement, the Company hereby agrees to cooperate with such Stockholder with his delivery of such certificates under this Section 4.5(c).

                      (d) Rule 144. Following any public offering of the Common Stock registered under the Securities Act, the Company, for as long as any Stockholder is required to comply with Rule 144 (or any successor regulation) under the Securities Act in order to Transfer the Common Stock to the public without registration thereunder, will make available to each Stockholder the benefit of certain rules and regulations of the SEC which may permit such Stockholder to Transfer the Common Stock to the public without registration under the Securities Act by (i) making and keeping "current public information" "available" (as both such terms are defined in Rule 144 under the Securities
Act) at all times after such public offering, (ii) timely filing with the SEC, in accordance with all rules and regulations applicable thereto, all reports and other documents (x) required of the Company for Rule 144, as it may be amended from time to time (or any rule, regulation or statute replacing Rule
144), to be available and (y) required to be filed under Section 15d of the Exchange Act, notwithstanding that the Company's duty to file such reports or documents may be suspended or otherwise terminated under the express terms of such provision, and (iii) furnishing such Stockholder a written statement by the

Company that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual reports and documents filed by the Company with the SEC as may reasonably be requested by such Stockholder in order that such Stockholder may avail himself or herself of any rule or regulation of the SEC allowing Transfers of the Common Stock without registration under the Securities Act.

                      (e) Expenses. All expenses incurred in complying with this Section 4.6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one counsel for all selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions shall be paid by the Company; provided, however, that the selling Stockholders shall be responsible for any and all fees, costs and expenses associated with the underwriting discounts and commissions in respect of such Common Stock.

                      (f) Indemnification and Contribution.

                          (i) In the event of any registration of any of the
Common Stock under the Securities Act pursuant to this Section 4.6, the Company shall indemnify and hold harmless each Stockholder and each other Person (including each underwriter) who participated in the offering of such Common Stock and each other Person, if any, who controls such Stockholder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Stockholder or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Stockholder or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such Stockholder or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Stockholder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or participating Person or controlling Person, and shall survive the transfer of such securities by such Stockholder.

                          (ii) Each Stockholder holding the Common Stock, by
acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Stockholder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Stockholder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

                          (iii) If the indemnification provided for in this
Section 4.6(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                       (iv) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                      (g) Lock-Up Agreement. In connection with any public offering of the Common Stock in which the Common Stock held by a Stockholder is not being registered, the underwriters for the Company may require that such Stockholder not sell such Common Stock for a certain period of time after the effectiveness of the Registration Statement filed in connection with such public offering. Upon the Company's request in connection with any such public offering, such Stockholder will not, directly or indirectly, offer, sell, contract to sell, make subject to any purchase option, or otherwise dispose of the Common Stock held by such Stockholder not being sold in such public offering for a period requested by the underwriter or its representative, not to exceed 180 days from the date of the effectiveness of the Registration Statement, without the prior written consent of the underwriter or its representative.

                                   ARTICLE V

          ADDITIONAL AGREEMENTS AMONG THE STOCKHOLDERS AND THE COMPANY


                      5.1 Confidentiality. Each Stockholder recognizes and acknowledges that this Agreement, the business plans, acquisition prospects, referral sources, customer and supplier lists, data processing systems and other trade secrets or know-how of the Company as they may exist from time to time (collectively, the "Confidential Information") are valuable, special and unique assets of the Company's business. Such Stockholder agrees that in consideration of the issuance by the Company of the Common Stock to such Stockholder, such Stockholder shall not, in whole or in part, disclose any of such Confidential Information to any Person for any reason or purpose that is not in furtherance of the best interests of the Company, nor shall such Stockholder make use of any such Confidential Information for its own purposes or for the benefit of any Person other than the Company under any circumstances; provided, however, that the restrictions contained in this Section 5.1 shall not apply to Confidential Information which is or becomes a matter of public knowledge (provided that such Stockholder was not responsible, directly or indirectly, for such Confidential Information becoming a matter of public knowledge without the Company's prior written consent). Nothing contained in this Section 5.1 shall limit in any manner any additional obligations with respect to Confidential Information which any Stockholder may have under applicable law or any agreement between such Stockholder and any member of the Company including, without limitation, any employment contract or any other employment arrangement.

                      5.2 No Right to Continued Employment. Nothing herein contained shall confer upon a Manager or Director the right to remain in the employ of the Company.

                      5.3 Reorganization, etc. The provisions of this Agreement shall apply to any Common Stock or other securities resulting from any stock split or reverse split, stock dividend, reclassification of the capital stock of the Company, consolidation or merger of the Company, and any shares or other securities of the Company or any successor company which may be received by any of the Stockholders (and/or their respective successors, permitted assigns, legal representatives and heirs) by virtue of its ownership of the Common Stock.

                      5.4 Disclosure. Unless otherwise required by applicable law, rule, regulation or order of any governmental authority, the Company shall have no duty or obligation to affirmatively disclose to a Stockholder, and a Stockholder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the Company's repurchase of the Common Stock from a Stockholder at the termination of a Stockholder's employment or other relationship with the Company.


                                   ARTICLE VI

                                 MISCELLANEOUS

                      6.1 Amendment and Modification. This Agreement may only be amended or modified, and any provision hereof may only be waived, with the written consent of each of the parties hereto. Any party (other than the Company) may, as to himself, herself or itself, waive in writing performance of any provision of this Agreement intended for his, her or its benefit. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

                      6.2 Survival of Representations and Warranties. The respective representations and warranties of the Company, the Parent and each of the Stockholders contained herein or in writing in any certificates or other documents delivered in connection herewith prior to or at the Closing or, as the case may be, at any Subsequent Closing, shall survive the execution and delivery of this Agreement and the Closing or any Subsequent Closing and the consummation of the transactions contemplated hereby for a period of 18 months following the Closing Date or, as the case may be, any Subsequent Closing Date, regardless of any investigation made by the Company, the Parent or the Stockholders or on their respective behalf.

                      6.3 Successors and Assigns; Entire Agreement. This Agreement (including the schedules and exhibits hereto) and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs; provided, however, that, except with respect to a Transfer to a Permitted Transferee, to a transferee that executed a Transferee Agreement or as otherwise specifically contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other parties; and provided further, that in the event of a merger, consolidation, recapitalization or similar reorganization of the Company, nothing contained herein shall prevent the assignment of this Agreement by the Company to its successor company. The Company may, in its sole discretion, at any time and from time to time, assign its purchase rights and obligations under this Agreement; provided, however, that no assignment of the Company's obligations shall relieve the Company from any liability with respect thereto; and provided further, that at no time shall the Company be under any obligation to assign its purchase rights or obligations under this Agreement (including, without limitation, where such assignment would enable an assignee to purchase a Stockholder's Common Stock at a time when the Company would not be able to do so by virtue of the provisions of Section 4.3 hereof). This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of any and every nature among them.

                      6.4 Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision unless reforming or deleting the provision held invalid shall substantially impair the benefits of the remaining portion of this Agreement.

                      6.5 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                      If to the Company, to:

                           Chief Auto Parts Inc.
                           15303 Dallas Parkway
                           Suite 800
                           Dallas, Texas 75248
                           Attention:   Mary M. Mahon, Esq.
                           Telephone:   214-404-1114
                           Telecopier:  214-991-9529

                       With a required copy (which shall not constitute notice to the principal) to:

                           Gibson, Dunn & Crutcher
                           200 Park Avenue
                           New York, New York  10166
                           Attention:   Conor D. Reilly, Esq.
                           Telephone:   212-351-4000
                           Telecopier:  212-949-7606

                       If to the Parent, to:

                           Trust Company of the West
                           865 South Figueroa Street
                           Suite 2100
                           Los Angeles, California 90017
                           Attention:   Stephen A. Kaplan, Esq.
                           Telephone:   213-244-0000
                           Telecopier:  213-244-0589

                      With a required copy (which shall not constitute notice to the principal) to:

                           Gibson, Dunn & Crutcher
                           200 Park Avenue
                           New York, New York  10166
                           Attention:   Conor D. Reilly, Esq.
                           Telephone:   212-351-4000
                           Telecopier:  212-949-7606

                      If to a Stockholder, to the address set forth under such Stockholder's name on the signature pages hereto.

                      6.6 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to principles of conflicts of law.

                      6.7 Headings. The headings preceding the text of the articles, sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                      6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                      6.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                      6.10 Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

                      6.11 Fees and Expenses. The Company shall pay the reasonable fees and expenses of itself and the Stockholders in connection with this Agreement and the agreements and transactions contemplated hereby.

                      6.12 Termination of the Agreement. The Agreement shall expire or terminate upon the earlier to occur of (a) the distribution to the security holders of the Company of all proceeds (if any) distributable to them as a result of the cessation of business, bankruptcy, submission to receivership, or dissolution of the Company, (b) the decision to so terminate evidenced by a document signed by the Company, the Parent and all of the security holders, (c) the distribution to the security holders of the Company of all proceeds (if any) distributable to them as a result of the sale of all or substantially all of the assets of the Company, or (d) November 1, 2002. No such expiration or termination shall, however, negate, limit, impair, or otherwise affect any right, remedy, obligation, or liability of any party hereto under the Agreement which matured or became applicable before such termination.

                      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                        CHIEF AUTO PARTS INC.

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                        TCW SPECIAL CREDITS FUND V --
                                        THE PRINCIPAL FUND

                                        By:  TCW ASSET MANAGEMENT COMPANY
                                             its managing general partner

                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title: